Exhibit 99.1

Omega Protein Issues Statement in Response to Frivolous Litigation Tactic by Wynnefield Capital

HOUSTON, June 5, 2016 - Omega Protein Corporation (NYSE: OME), a nutritional product company and a leading integrated provider of specialty oils and specialty protein products, today issued the following statement in response to a lawsuit filed on Friday by dissident stockholder Wynnefield Capital Management, LLC (“Wynnefield”):

“On Friday, June 3, Wynnefield filed a lawsuit in Nevada state court attempting to compel Omega to hand over confidential shareholder information, which is explicitly not permitted under the law. Omega will vigorously defend this lawsuit and plans to seek an expedited hearing in court and pursue any available remedies against Wynnefield’s wasteful actions.

We believe Wynnefield’s lawsuit is frivolous and is just its latest effort in its desperate campaign to mislead Omega stockholders. With no substantive plan for the Company, Wynnefield has now resorted to this blatant public relations effort to distract stockholders from the important issues. Wynnefield has already mailed its proxy materials to all Omega stockholders and has not been restricted in any way in its ability to solicit proxies or otherwise seek to persuade stockholders in its costly and distracting proxy contest.

We call on all stockholders to send a strong message to Wynnefield by voting the Company’s WHITE proxy card. By voting the Company’s WHITE proxy card, you can send a loud and clear message to Wynnefield to STOP WASTING OMEGA’S RESOURCES TO FURTHER WYNNEFIELD'S OWN AGENDA!”

Safe Harbor Statement

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Statements contained in this press release that are not historical facts are forward-looking statements that involve a number of uncertainties. In making these statements, we rely on assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events, and future events may differ materially from those stated in the forward-looking statements due to a variety of important factors, both positive and negative. Except as required by law, the Company expressly disclaims any intentions or obligation to revise or update any forward-looking information whether as a result of new information, future events or otherwise.

About Omega Protein Corporation

Omega Protein Corporation (NYSE: OME) is a century old nutritional product company that develops, produces and delivers healthy products throughout the world to improve the nutritional integrity of foods, dietary supplements and animal feeds. Omega Protein's mission is to help people lead healthier lives with better nutrition through sustainably sourced ingredients such as highly-refined specialty oils and essential fatty acids, specialty protein products and nutraceuticals.

The Company operates eight manufacturing facilities located in the United States, Canada and Europe. The Company also operates more than 30 vessels to harvest menhaden, a fish abundantly found in the Atlantic Ocean and Gulf of Mexico.

Additional Information and Where to Find It

Omega Protein Corporation (the “Company”), its directors, its director nominees and certain of its executive officers are participants in the solicitation of proxies from Company stockholders in connection with the matters to be considered at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”). The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from the Company's stockholders. COMPANY STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT AND ACCOMPANYING WHITE PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise is set forth in the Company’s definitive proxy statement for the 2016 Annual Meeting, filed with the SEC on May 23, 2016. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2016. Stockholders may obtain the definitive proxy statement, any amendments or supplements to the definitive proxy statement and other documents filed by the Company with the SEC for no charge at the SEC’s website at www.sec.gov. Copies may also be obtained at no charge at the Company’s website, by writing to Omega Protein Corporation, to the attention of the Corporate Secretary, 2105 City West Boulevard, Suite 500, Houston, Texas 77042, or by calling the Company’s proxy solicitor, D.F. King & Co., Inc., toll-free at (866) 521-4192.